Exhibit 23.1
DAVIS ACCOUNTING GROUP, P.C.
A Certified Public Accounting Firm
1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
(435) 865-2808 • FAX (435) 865-2821

Dr. Mac Truong, Director and President
Forest of Life, Inc.
325 Broadway
New York, New York 10007

Dear Dr. Truong,

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation in the Registration Statement of Forest of Life, Inc. on Form S-1 of our report on the financial statements of the Company as its registered independent auditors dated June 19, 2008, as of and for the period ended December 31, 2007. We further consent to the reference to us in the section on Experts.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
June 25, 2008.